                                                                      EXHIBIT 11
                                                                      Primary
                                                                      (Page 1
                                                                      of 2)

                  EXCEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            THREE MONTHS ENDED
                                                                MARCH 31,
                                                            --------------------
                                                              1997       1996
                                                            ---------  ---------
                                                               (UNAUDITED)
PRIMARY
-------
Net income (loss).......................................... $ (30,118) $ 33,986
Adjustment of shares outstanding:
Weighted average shares of common stock outstanding........   108,800    99,000
Employee stock plan shares and shares of common stock
 issuable upon the assumed exercise of stock options.......     2,231     1,087
                                                            ---------  --------
Adjusted shares of common stock and common stock
 equivalents for computation...............................   111,031   100,087
                                                            ---------  --------
Net income (loss) per share................................ $   (0.27) $   0.34
                                                            =========  ========

                                                                      EXHIBIT 11
                                                                      Fully
                                                                      Diluted
                                                                      (Page 2
                                                                      of 2)

                  EXCEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            THREE MONTHS ENDED
                                                                MARCH 31,
                                                            --------------------
                                                              1997       1996
                                                            ---------  ---------
                                                               (UNAUDITED)
ASSUMING FULL DILUTION
----------------------
Net income (loss).......................................... $ (30,118) $ 33,986
Adjustment of shares outstanding:
Weighted average shares of common stock outstanding........   108,800    99,000
Employee stock plan shares and shares of common stock
 issuable upon the assumed exercise of stock options.......     2,089     1,087
                                                            ---------  --------
Adjusted shares of common stock and common stock
 equivalents for computation...............................   110,889   100,087
                                                            ---------  --------
Net income (loss) per share................................ $   (0.27) $   0.34
                                                            =========  ========